E X H I B I T   1 0.8

             SPECIMEN EXECUTIVE STOCK OPTION AGREEMENT
                       DATED 17 AUGUST 1995


                   ALPNET EXECUTIVE STOCK OPTION

    THIS EXECUTIVE STOCK OPTION (the "OPTION") is granted effective as of 17 August 1995, by ALPNET, INC., a Utah corporation having its principal place of
business in Salt Lake City, Utah ("ALPNET"), to                                ,
who currently resides in Salt Lake City, Utah ("                            ").

                         R E C I T A L S:

    A. ALPNET, and its subsidiaries and affiliates, form a world wide network engaged in the business of providing specialized language services for businesses engaged in international trade.

    B. The Board of Directors of ALPNET (the "BOARD") have approved the granting of a limited number of stock options to certain executive officers of ALPNET as an incentive to those certain executive officers to improve the performance and profitability of ALPNET and its subsidiaries.

    C.                             is the                               and
                    of ALPNET, and the Board has approved the granting of a
stock option to                      in his capacity as executive officer of
ALPNET.

                        A G R E E M E N T:

    NOW, THEREFORE, in conjunction with the employment of                    by
ALPNET, and as a part of ALPNET's executive officer incentive program, ALPNET
hereby grants to                          the option (the "OPTION") to purchase
up to             shares of ALPNET's unissued but authorized restricted common stock, no par value (the "SHARES"), on the terms and conditions that are set forth in this Agreement.

    1. VESTING OF OPTION. The Option shall vest and become exercisable as follows:

       1.1.  The first                        Shares shall vest and become
exercisable on 1 September 1996, at an exercise price of $0.50 per share;

       1.2.  The second                   Shares shall vest and become
exercisable on 1 September 1997, at an exercise price of $0.75 per share; and

       1.3.  The final              Shares shall vest and become exercisable
on 1 September 1998, at an exercise price of $1.10 per share.

    2. ACCELERATION UPON CHANGE IN CONTROL.  All unvested and/or unexercisable portions of the Option shall accelerate and become immediately
vested and exercisable if                               employment is
involuntarily terminated (with or without cause) within one (1) year after a "change in control" of ALPNET. As used herein, a "change in control" shall mean the acquisition by a person or group of the beneficial ownership of (i) thirty-five percent (35%) or more of the outstanding common stock or common stock equivalents of ALPNET or (ii) fifty percent (50%) or more of ALPNET's assets.

    3.  RIGHT TO EXERCISE; EXPIRATION OF OPTION.                        has the
right to exercise the Option only while                               is an
employee, officer or director of ALPNET.  Any portion of the Option which has
not been exercised by                          will expire on 1 September 2000,
unless sooner terminated by the terms of this Agreement.

    4. METHOD OF EXERCISE. The Option shall be exercisable by a written notice to ALPNET which shall:

       4.1.  State the election to exercise the Option, the number of shares
in respect of which it is being exercised, and                         current
address and Social Security Number (if applicable);

       4.2. Contain such representations and agreements as to investment intent with respect to such shares as may be satisfactory to
ALPNET's counsel; and

       4.3.  Be signed by                            .

    5. PAYMENT OF EXERCISE PRICE. Payment of the exercise price of any shares with respect to which the Option is being exercised shall be paid in full in United States dollars or by certified funds and shall be delivered with the notice of exercise; provided, however, that at the discretion of
              , the exercise price may be paid in full or in part with stock of ALPNET valued at fair market value as of the date of exercise of the Option.
The Shares shall be issued upon payment in full therefor. Until the issuance of the stock certificates, no rights as a shareholder shall exist with respect to shares subject to the Option notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other rights for which the record date is prior to the date the stock certificate is issued.

    6.  RESTRICTIONS ON EXERCISE AND SHARES.  As a condition to his exercise of
the Option, ALPNET may require                                 to make such
representations and warranties to ALPNET as may be required by applicable law or
regulation.                      acknowledges and understands that the Shares
issued pursuant to the exercise of the Option will be "restricted" or "legend"
securities and will be so marked and identified.                 understands and
acknowledges that "restricted" or "legend" securities means that said securities cannot be resold without registration under the United States Securities Act of 1933 or pursuant to an exemption from such registration.

    7.  NON-TRANSFERABILITY OF OPTION.  The Option may not be transferred by and may be exercised during the lifetime of
                 only by him and only while he is an employee, officer, director or independent contractor of ALPNET, except that if his employment or position terminates by reason of his death, to the extent that shares subject to the Option have vested and remain unexercised on the date of death, such vested Option may be exercised within six (6) months after
the death of                                     , but in no event later than 1
September 2000, by, and only by, the person or persons to whom his rights under the Option shall have passed by Will or by the laws of descent and distribution.

    8. INVESTMENT PURPOSES.                       covenants and warrants that
any and all securities of ALPNET obtained upon exercise of all or any part of
the Option are being acquired for                              personal account
and not on behalf of any others or with a view to their distribution.

    9.  EFFECT OF OPTION ON EMPLOYMENT.  The grant of the Option does not give any right to continued employment with ALPNET
or its subsidiaries or affiliates for any period, and does not give ALPNET or its subsidiaries or affiliates any right to the continued services of for any period.

    10.  VOLUNTARY RELINQUISHMENT OF NSO PLAN.                       hereby
voluntarily relinquishes and forfeits any and all right, title and interest he currently has in options, whether vested or non-vested, which have been granted to him by ALPNET under ALPNET's nonstatutory stock option plan.

    11.  NO ISSUANCE OF STOCK IN VIOLATION OF LAWS.
right to receive stock of ALPNET upon exercise of the Option is subject to ALPNET's obligation to comply with all applicable state and federal securities laws, as well as the requirements of any stock exchange on which the shares of ALPNET are listed and that notwithstanding anything contained herein to the contrary, this Agreement shall not require ALPNET to issue shares to if such issuance would be a violation of applicable laws or agreements with stock exchanges.

    12. GENERAL PROVISIONS. The following provisions are also an integral part of this Agreement.

       12.1. BINDING AGREEMENT. This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the respective parties hereto.

       12.2. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding and agreement between the parties and supersedes all prior agreements, representations or understandings between the parties relating to the subject matter hereof. All preceding agreements relating to the subject matter hereof, whether written or oral, are hereby merged into this Agreement.

       12.3. CAPTIONS. The headings used in this Agreement are inserted for reference purposes only and shall not be deemed to define, limit, extend, describe or affect in any way the meaning, scope or interpretation of any of the terms or provisions of this Agreement or the intent hereof.

       12.4. COUNTERPARTS. This Agreement may be signed in any number of counterparts with the same effect as if the signatures upon any counterpart were upon the same instrument. All signed counterparts shall be deemed to be one original.

       12.5. SEVERABILITY. The provisions of this Agreement are severable; and should any provision hereof be void, voidable, unenforceable or invalid, such void, voidable, unenforceable or invalid provision shall not affect the other provisions of this Agreement.

       12.6. WAIVER OF BREACH. Any waiver by either party of any breach of any kind or character whatsoever by the other, whether such be direct or implied, shall not be construed as a continuing waiver of or consent to any subsequent breach of this Agreement.

       12.7. ATTORNEYS' FEES. In the event any action or proceeding is brought by either party to enforce the provisions of this Agreement, the prevailing party shall be entitled to recover its costs and reasonable attorneys' fees, whether such sums are expended with or without suit, at trial or on appeal.

       12.8. CUMULATIVE REMEDIES. The rights and remedies of the parties hereto shall be construed cumulatively, and none of such rights and remedies shall be exclusive of, or in lieu or limitation of any other right, remedy or priority allowed by law.

       12.9. AMENDMENT. This Agreement may not be modified except by an instrument in writing signed by the parties hereto.

       12.10.  TIME OF ESSENCE.  Time is the essence of this Agreement.

       12.11. INTERPRETATION. This Agreement shall be interpreted, construed and enforced according to the substantive laws of the State of Utah and the United States securities laws.

       12.12. GOVERNING LAW AND JURISDICTION. This Agreement shall be construed under and governed by the laws of the State of Utah, United States of America, in force at the time of execution. Each of the parties hereby irrevocably consents and agrees that any legal action, suit or proceeding arising out of or in any way in connection with this Agreement, including an appeal therefrom, may be instituted or brought in the Federal District Court for the District of Utah, and each of the parties hereby irrevocably consents and submits to, for themselves and in respect of their property, generally and unconditionally, the jurisdiction of such Court, and to all proceedings in such Court. Further, each of the parties irrevocably consents to actual receipt of any summons and/or legal process at their respective addresses as set forth in this Agreement as constituting in every respect sufficient and effective service of process in any such legal action or proceeding. The parties further agree that final judgment in any such legal action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction, whether within or outside the United States of America, by suit under judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and the amount of the liability.

       12.13. NOTICE. All notices, requests, demands and other communications hereunder shall be deemed to have been duly given when such notice shall have been either (i) duly mailed by registered or certified, first-class mail, return receipt requested, postage prepaid, or (ii) transmitted by hand-delivery, telegram, telex, telecopier or facsimile transmission, to the party entitled to receive the same at the address indicated below, or at such other address as such party shall have specified by written notice to the other party hereto given in accordance herewith:

    If to ALPNET, at the following address:

                          ALPNET, Inc.
                          c/o D. Kerry Stubbs
                          4444 South 700 East, Suite 204
                          Salt Lake City, UT 84107-3075  USA

    If to                           , at the following address:


    DATED effective the day, month and year first above written.


                                             ALPNET, INC., A UTAH CORPORATION



                                             By:____________________________
                                                JAMES R. MORGAN
                                                Chairman of the Board



                        ACCEPTANCE OF GRANT


    The undersigned hereby acknowledges the granting, and his acceptance, of the Option on the terms and conditions set forth above.


                                             _______________________________